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Exhibit 99.2

EDISON MISSION ENERGY

OFFER FOR ALL OUTSTANDING
$1,200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7.00% SENIOR NOTES DUE MAY 15, 2017
(CUSIPs 281023 AS 0, U27811 AE 5 and 281023 AT 8)
IN EXCHANGE FOR
$1,200,000,000 OF 7.00% SENIOR NOTES DUE MAY 15, 2017
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
$800,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7.20% SENIOR NOTES DUE MAY 15, 2019
(CUSIPs 281023 AV 3, U27811 AF 2 and 281023 AW 1)
IN EXCHANGE FOR
$800,000,000 OF 7.20% SENIOR NOTES DUE MAY 15, 2019
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED AND
$700,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7.625% SENIOR NOTES DUE MAY 15, 2027
(CUSIPs 281023 AY 7, U27811 AG 0, 281023 AZ 4)
IN EXCHANGE FOR
$700,000,000 OF 7.625% SENIOR NOTES DUE MAY 15, 2027
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
PURSUANT TO THE PROSPECTUS, DATED                         , 2007

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Edison Mission Energy (the "Issuer") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated                        , 2007 (the "Prospectus"), to exchange (the "Exchange Offer") its new 7.00% Senior Notes due May 15, 2017, new 7.20% Senior Notes due May 15, 2019 and 7.625% Senior Notes due May 15, 2027 (collectively, the "New Notes"), which have been registered under the Securities Act of 1933, as amended, for its outstanding 7.00% Senior Notes due May 15, 2017, 7.20% Senior Notes due May 15, 2019 and 7.625% Senior Notes due May 15, 2027 (collectively, the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated May 7, 2007, between the Issuer and Citigroup Global Markets Inc., as representative of the initial purchasers.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

  1.
  Prospectus dated                        , 2007;

  2.
  A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

  3.
  Return envelopes addressed to Wells Fargo Bank, National Association, the Exchange Agent for the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2007, UNLESS EXTENDED BY THE ISSUER (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

A holder may only tender Old Notes by book-entry transfer of the Old Notes into the Exchange Agent's account at The Depository Trust Company. To participate in the Exchange Offer, a tendering holder must, on or prior to the Expiration Date, transmit an agent's message to the exchange agent, in accordance with the instructions set forth in the Prospectus. In order for a book-entry transfer to constitute a valid tender of the Old Notes in the Exchange Offer, Wells Fargo Bank, National Association, as Exchange Agent, must receive a confirmation of book-entry transfer of the Old Notes into the Exchange Agent's account at The Depository Trust Company prior to the expiration or termination of the exchange offer, all in accordance with the instructions set forth in the Prospectus.

The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Issuer will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in the Prospectus in the section captioned "Material U.S. Federal Income Tax Consequences."

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth in the Prospectus.

Very truly yours,
Edison Mission Energy

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures

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  Exhibit 99.2